Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES APPOINTMENT OF
NEW INDEPENDENT DIRECTOR AND CHIEF OPERATING OFFICER

VERO BEACH, Fla. – August 27, 2013 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (NYSE MKT: ARR.WS) (“ARMOUR” or the “Company”) today announced that the Board of Directors has appointed Ms. Carolyn Downey as a new independent member of the Board of Directors of the Company, effective September 3, 2013. Ms. Downey has also been appointed as a member of the Nominating and Corporate Governance Committee, effective September 3, 2013. With the appointment of Ms. Downey, the Company expects to regain compliance with Section 303A.01 of the New York Stock Exchange Listed Company Manual and Section 802(a) of the NYSE MKT LLC Company Guide, both which require a majority of independent directors on the Company's Board of Directors.

The Board of Directors has further appointed Mr. Mark Gruber, Head of Portfolio Management, to the additional post of Chief Operating Officer of the Company, effective September 3, 2013.

Ms. Downey has over 25 years of institutional capital markets experience working with leading institutions in global finance. From 1989 until 2007, Ms. Downey was a Managing Director of RBS Greenwich Capital, a fixed income sales, trading and finance firm serving institutional clients, and a U.S. Government securities primary dealer. At RBS Greenwich Capital, Ms. Downey was responsible for relationships with real-estate investment trusts, financial institutions, hedge funds, investment managers and proprietary trading desks, participated in structuring and distribution of net interest margin securities, commercial mortgage securities and collateralized mortgage obligations, and advised on hedging strategies using derivative products and synthetic swaps. Prior to her time at RBS Greenwich Capital, Ms. Downey was a Vice President of Fixed Income Sales at Salomon, Inc. from 1981 until 1989, where she was for some time responsible for residual product placement and other equity tranches of structured debt and sourcing residuals from mortgage originators and security issuers. Ms. Downey also previously served as a mortgage product specialist in London and a thrift specialist in New York. She holds a B.A. degree from St. Mary's College in Sociology, a B.S. degree in Accounting from Boston University and an M.B.A. from the Stanford University Graduate School of Business. Ms. Downey serves on the Advisory Board of the Patron's Program, Archdiocese of Manhattan, a partnership of patrons, the Archdiocese and school leaders, and previously served as a member of the Board of Directors of the Student Sponsor Partners.

Mr. Gruber is Head of Portfolio Management at ARMOUR Residential Management LLC (“ARRM”), the external manager of the Company and JAVELIN Mortgage Investment Corp., a publicly traded real-estate investment trust (“REIT”) that invests in and manages a leveraged portfolio of agency mortgage-backed securities and non-agency mortgage-backed securities. From April 2008 until joining ARRM in July 2010,  Mr. Gruber managed a $1.1 billion mortgage portfolio for Penn Mutual Life Insurance. From June 2005 to March 2008, Mr. Gruber was Vice-President of Research and Trading at Bimini Capital Management, Inc., a publicly traded REIT that managed $4 billion in agency mortgage assets. Mr. Gruber previously worked for Lockheed Martin at the Knolls Atomic Power Laboratory where he was an engineer for the Naval Nuclear Propulsion Program. Mr. Gruber holds an M.B.A. with University Honors from the Tepper School of Business at Carnegie Mellon, an M.S. degree in Mechanical and Aerospace Engineering from the University of Virginia, and a B.S. degree in Mechanical Engineering with High Honors from Lehigh University.

About ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored entities. ARMOUR is externally managed and advised by ARRM, an investment advisor registered with the Securities and Exchange Commission (“SEC”). ARMOUR Residential REIT, Inc. has elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

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ARMOUR Residential REIT, Inc. Announces Appointment of New Independent Director and Chief Operating Officer

August 27, 2013

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including those risks set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and in the Company's SEC filings.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340

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